UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2011

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K/A amends the Form 8-K dated May 19, 2011 of Zebra Technologies Corporation solely to disclose Zebra’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation.

Item 5.07. – Submission of Matters to a Vote of Security Holders

Frequency of Stockholder Advisory Vote. As previously reported, in an advisory vote on the frequency of the stockholder advisory vote on the compensation of our named executive officers held at Zebra’s Annual Meeting of Stockholders on May 19, 2011, 36,425,380 shares voted for one year, 130,710 shares voted for two years, 5,571,633 shares voted for three years, and 2,624,101 shares abstained from voting on the matter. There were also 5,979,740 broker non-votes.

After considering the results of the stockholder vote at Zebra’s 2011 annual meeting of stockholders and the Board’s recommendation set forth in the proxy statement for the 2011 annual meeting that stockholders vote for an annual stockholder advisory vote on the compensation of our named executive officers, the Compensation Committee of the Board recommended that the Board of Directors approve, and the Board then approved on August 2, 2011, that Zebra hold an annual stockholder advisory vote on named executive officer compensation. Zebra intends to hold annual votes until the next vote on the frequency of stockholder advisory votes on named executive officer compensation, which vote must be held not later than the annual meeting of stockholders to be held in 2017.

Broker Non-Votes. In connection with reporting the voting results for the 2011 Annual Meeting of Stockholders, the number of broker non-votes was inadvertently omitted from the Form 8-K dated May 19, 2011. The number of broker non-votes as to each matter voted on by stockholders, other than the ratification of the selection of auditors for 2011, was 5,979,740 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: August 5, 2011	By:	/s/ Jim L. Kaput
/s/ Jim L. Kaput
SVP, General Counsel and Secretary

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